Exhibit 99.3

STONERIDGE ANNOUNCES PROPOSED OFFERING OF $175 MILLION OF SENIOR
SECURED NOTES

WARREN, Ohio — September 20, 2010 — Stoneridge, Inc. (NYSE: SRI) (the “Company”) today announced that it intends to sell up to $175 million aggregate principal amount of its senior secured notes due 2017 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”).

The notes will be guaranteed on a senior secured basis by certain of the Company’s existing and future domestic subsidiaries.  The notes and guarantees will be secured by first-priority liens on certain of the Company’s and the guarantors’ fixed assets and equity interests in most of the Company’s direct subsidiaries and its Brazilian joint venture. The notes and guarantees also will be secured by second-priority liens on certain assets currently securing the Company’s asset-backed credit facility on a first-priority basis.

The Company intends to use the proceeds of the offering of the notes and cash on hand to repurchase its 11 ½% Senior Notes Due 2012 tendered pursuant to a tender offer and related consent solicitation announced today (and to redeem any outstanding notes not so purchased) and to pay fees and expenses associated with the transactions.

The notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the medium- and heavy-duty truck, automotive and agricultural and off-highway vehicle markets.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release.  Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss or bankruptcy of a major customer; the costs and timing of facility closures, business realignment or similar actions; a significant change in medium- and heavy-duty truck, automotive or agricultural and off-highway vehicle production; our ability to achieve cost reductions that offset or exceed customary-mandated selling price reductions; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; the amount of debt and the restrictive covenants contained in our asset-backed credit facility; customer acceptance of new products; capital availability or costs, including changes in interest rates or market perceptions; the failure to achieve successful integration of any acquired company or business; the occurrence or non-occurrence of circumstances beyond our control; and the items described in “Risk Factors” in the Company’s public filings.  In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release.  The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.  Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance
330/856-2443